UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
December 14, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Lennox Industries Inc. (“LI”), Advance Distributor Products LLC (“ADP”), Heatcraft Refrigeration Products LLC (“HRP”), and LPAC Corp. (“LPAC” and together with LI, ADP and HRP, the “Lennox Parties”), each of which are direct or indirect wholly-owned subsidiaries of Lennox International Inc., are parties to each of the following agreements:
•	that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2003, as amended (the “Purchase Agreement”), and

•	that certain Purchase and Sale Agreement, dated as of June 19, 2000, as amended (the “Sale Agreement”).
     On December 14, 2006, the Lennox Parties entered into that certain Second Omnibus Amendment (the “Amendment”) with Liberty Street Funding Corp., the investors named in the Purchase Agreement, The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors. The Amendment extends the term of the Purchase Agreement until December 13, 2007, removes ADP from the Sale Agreement and makes other minor modifications to each of the Purchase Agreement and the Sale Agreement. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
  (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Omnibus Amendment, dated December 14, 2006, by and among Lennox Industries Inc., Advance Distributor Products LLC, Heatcraft Refrigeration Products LLC, LPAC Corp., Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, as amended, The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: December 20, 2006	By:	/s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Omnibus Amendment, dated December 14, 2006, by and among Lennox Industries Inc., Advance Distributor Products LLC, Heatcraft Refrigeration Products LLC, LPAC Corp., Liberty Street Funding Corp., the investors named in the Second Amended and Restated Receivables Purchase Agreement, as amended, The Bank of Nova Scotia, YC SUSI Trust, Bank of America, National Association and the Yorktown Investors.

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